As Filed with the Securities and Exchange Commission on June 11, 1999
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         RESOURCE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

              Virginia                                 54-1904386
      (State of Incorporation)            (IRS Employer Identification Number)

                          3720 Virginia Beach Boulevard
                         Virginia Beach, Virginia 23452
                    (Address of Principal Executive Offices)

                                 (757) 463-2265
               (Registrant's telephone number including area code)

                         RESOURCE BANKSHARES CORPORATION
               Amended and Restated 1996 Long-Term Incentive Plan
                            (Full title of the Plan)

                       -----------------------------------

                                Lawrence N. Smith
                      President and Chief Executive Officer
                          3720 Virginia Beach Boulevard
                         Virginia Beach, Virginia 23452
                                 (757) 463-2265
            (Name, address and telephone number of agent for service)

                       -----------------------------------

                                    Copy to:
                          T. Richard Litton, Jr., Esq.
                                Kaufman & Canoles
                              One Commercial Place
                                  P.O. Box 3037
                             Norfolk, Virginia 23514
                                 (757) 624-3241

                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed       Proposed
      Title of                         Maximum        Maximum
     Securities          Amount        Offering      Aggregate      Amount of
       to be             to be          Price         Offering     Registration
     Registered      Registered(1)    Per Share        Price          Fee(2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock, par        150,000        $19.94       $2,991,000      $831.50
value $1.50 per          shares
share
--------------------------------------------------------------------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Amended and Restated 1996 Long-Term Incentive Plan to which
this  Registration   Statement  relates.
(2) The registration fee has been calculated in accordance with Rule 457(c) and 457(h) with respect to the 150,000 shares of Common Stock registered hereby on the basis of the price of shares of the Company's Common Stock on the American Stock Exchange on June 8, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Resource Bankshares Corporation (the "Registrant"' or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The Registrant previously filed a Registration Statement on Form S-8 (Commission File No. 333-58417) ("Original Registration Statement") registering 247,500 shares of common stock available for issuance pursuant to the Registrant's 1996 Long-Term Incentive Plan ("1996 Plan"). The Registrant has amended (with shareholder approval) the 1996 Plan to increase shares of the
Registrant's  common  stock  available  for  issuance  from  247,500 to 397,500.
Accordingly, the Registrant is filing this Registration Statement to register under the Securities Act the additional 150,000 shares of common stock now available for issuance pursuant to the 1996 Plan. Pursuant to General Instruction E of Form S-8, the Original Registration Statement is incorporated by reference into this Registration Statement. A copy of the 1996 Plan, as amended, is filed with this Registration Statement as Exhibit 99.1

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Virginia Beach, Virginia, on June 11, 1999.

                              RESOURCE BANKSHARES CORPORATION


                              By:         /s/ Lawrence N. Smith
                                  -------------------------------------------
                                   Lawrence N. Smith
                                   Chief Executive Officer and President


      Witness our hands and common seals on the date set forth below.

        Signature                        Title                         Date
        ---------                        -----                         ----

/s/ Lawrence N. Smith      Director, Chief Executive Officer     June 11, 1999
----------------------     and President (Principal
Lawrence N. Smith          Executive Officer)

/s/ Eleanor J. Whitehurst  Senior Vice President, Chief          June 11, 1999
-------------------------  Financial Officer (Principal
Eleanor J. Whitehurst      Financial Officer and Principal
                           Accounting Officer)

       *                   Chairman of the Board, Director       ______ __, 1999
-------------------------
John B. Bernhardt

       *                   Director                              ______ __, 1999
-------------------------
Alfred E. Abiouness

      *                    Director                              ______ __, 1999
-------------------------
Thomas W. Hunt

       *                   Director                              ______ __, 1999
-------------------------
Louis R. Jones

       *                   Director                              ______ __, 1999
-------------------------
A. Russell Kirk

       *                   Director                              ______ __, 1999
-------------------------
Elizabeth A. Twohy

*Lawrence N. Smith, by signing his name hereto, does sign this document on behalf of the persons indicated above for whom he is attorney in fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission as part of the Original Registration Statement.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS


                                       to


                                    FORM S-8




                             REGISTRATION STATEMENT

                                      under

                     THE SECURITIES ACT OF 1933, AS AMENDED


                         RESOURCE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Exhibits

      Pursuant to General Instruction E of Form S-8, only opinions and consents are required to be filed as exhibits to this Registration Statement. A copy of the 1996 Plan, as amended, is filed voluntarily as Exhibit 99.1.

Number       Description

5.1          Opinion of Kaufman & Canoles

23.1         Consent of Kaufman & Canoles (included in Exhibit 5.1)

23.2         Consent of Goodman & Company, L.L.P.

99.1         Resource   Bankshares   Corporation   Amended  and  Restated   1996
             Long-Term Incentive Plan.